                                                                      Exhibit 11
                           Marks Bros. Jewelers, Inc.
                       Computation of Per Share Earnings
          (unaudited, amounts in thousands, except per share earnings)



                                        Three Months Ended          Nine Months Ended
                                        Oct. 31,    Oct. 31,       Oct. 31,   Oct. 31,
                                        1996        1995              1996       1995
                                       ---------  ----------      ----------   --------

Primary earnings per share:

Income (loss) before
  extraordinary gain                  $     457   $  (2,048)      $   1,005    $  (4,703)

Extraordinary gain on
  extinguishment of debt, net
  of taxes                                  ---         ---          11,164          ---
                                      ---------   ---------       ---------    ---------

Net income (loss)                     $     457   $  (2,048)      $  12,169    $  (4,703)
                                      =========   =========       =========    =========

Average shares outstanding(1)         8,372,250   4,731,358       7,220,431    4,607,340

Additional shares assuming
  conversion of Class B Shares            3,213       9,731           3,213       10,344

Common share equivalents
  under the 1995 Option
  Plan assuming the
  treasury stock method                 532,220         ---         558,680          ---

Common share equivalents
  under the 1996 Option
  Plan assuming the
  treasury stock method                 300,580         ---         139,619          ---
                                      ---------   ---------       ---------    ---------
Averages number of common shares
  and common share equivalents
  outstanding                         9,208,263   4,741,089       7,921,943    4,617,684
                                      =========   =========       =========    =========

Income (loss) before
  extraordinary gain
  per share                           $    0.05   $   (0.43)      $    0.13        (1.02)

Extraordinary gain on
  extinguishment of debt, net
  of taxes per share                        ---         ---            1.41          ---
                                      ---------   ---------       ---------    ---------

Net income (loss) per share           $    0.05   $   (0.43)      $    1.54    $   (1.02)
                                      =========   =========       =========    =========




(1) Included in the average number of shares outstanding is the effect of the exercise of 126,700 options on April 10, 1996.

                           Marks Bros. Jewelers, Inc.
                       Computation of Per Share Earnings
          (unaudited, amounts in thousands, except per share earnings)



                                        Three Months Ended          Nine Months Ended
                                        Oct. 31,    Oct. 31,       Oct. 31,   Oct. 31,
                                        1996        1995              1996       1995
                                       ---------  ----------      ----------   --------


Fully diluted earnings per share:

Income (loss) before
  extraordinary gain                  $     457   $  (2,048)      $   1,005    $  (4,703)

Extraordinary gain on
  extinguishment of debt, net
  of taxes                                  ---         ---          11,164          ---
                                       --------   ---------       ---------    ---------

Net income (loss)                     $     457   $  (2,048)      $  12,169    $  (4,703)
                                      =========   =========       =========    =========

Average shares outstanding(1)         8,372,250   4,731,358       7,220,431    4,607,340

Additional shares assuming
  conversion of Class B Shares            3,213       9,731           3,213       10,344

Common share equivalents
  under the 1995 Option
  Plan assuming the
  treasury stock method                 532,220         ---         562,312          ---

Common share equivalents
  under the 1996 Option
  Plan assuming the
  treasury stock method                 300,580         ---         182,296          ---
                                      ---------   ---------       ---------    ---------
Averages number of common shares
  and common share equivalents
  outstanding                         9,208,263   4,741,089       7,968,252    4,617,684
                                      =========   =========       =========    =========

Income (loss) before
  extraordinary gain
  per share                           $    0.05   $   (0.43)      $    0.13        (1.02)

Extraordinary gain on
  extinguishment of debt, net
  of taxes per share                        ---         ---            1.40          ---
                                      ---------   ---------       ---------    ---------

Net income (loss) per share           $    0.05   $   (0.43)      $    1.53    $   (1.02)
                                      =========   =========       =========    =========




(1) Included in the average number of shares outstanding is the effect of the exercise of 126,700 options on April 10, 1996.

                                      -22-